Exhibit 5.1

[LETTERHEAD OF HOLLAND & KNIGHT]

February 6, 2004

Kforce Inc.

1001 East Palm Avenue

Tampa, Florida 33605

Re: Registration Statement on Form S-4 (File No. 333-111566)

Ladies and Gentlemen:

This opinion is being delivered by us, as counsel to Kforce Inc., a Florida corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4, File No. 333-111566, as amended (the “Registration Statement”), of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to shares of the Company’s common stock, par value $.01 per share (the “Shares”) which are to be issued in connection with the merger of Novato Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, with and into Hall, Kinion & Associates, Inc., a Delaware corporation, pursuant to an Agreement and Plan of Merger dated as of December 2, 2003, as amended.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate and public records, agreements, instruments and other documents as we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act, the Shares, when issued, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the present federal laws of the United States and the present corporate laws of the State of Florida, and we express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP